UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2013

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of Identification No.)	(Commission File Number)	(IRS Employer Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01-Other Events

mPhase Technologies, Inc., a New Jersey corporation, announced today that it will be introducing a  new product through its  consumer products division mPower Technologies, Inc called the mPower Jump-it product which it will initially showcase the SEMA trade show in  Las  Vegas, Nevada commencing November 4, 2013. The product is an automotive battery jump starter designed for the mass market and is designed to fit into the glove compartment of most cars.

Exhibit 99.1 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: October 24, 2013

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